SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 5, 2014

FORCE FUELS, INC.

---------------------------

(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10120 South Eastern Ave, Suite 200,

Henderson, Nevada 89052

(Current Address of Principal Executive Offices)

1503 South Coast Drive, Suite 206

Costa Mesa, California 92626

(Former Address of Principal Executive Offices)

(702) 492-1236

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement

On May 6, 2014, Force Fuels, Inc. (the “Company”), entered into a Stock Purchase Agreement, dated as of May 6, 2014 (the “Agreement”) with Café Serendipity, Inc. a Nevada corporation (“Café Serendipity”) whereby Café Serendipity would sell 100% of Café Serendipity’s outstanding capital common stock to the Company. As consideration for the Agreement, the Company agreed to issue 30,000,000 shares of common stock. The Agreement contains representations, warranties and covenants customary for transactions of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

 Cafe Serendipity is a development company, offering a turn-key franchise retail solution for a chain of upscale licensed stores serving the recreational marijuana consumer, offering exclusive brand, marketing and product sourcing.  The Company does not buy or sell marijuana as the licensee has the responsibility to procure the appropriate authorizations to purchase this product directly from the grower.  Cafe Serendipity offers high quality products within a friendly consistent store front, and provides well trained staff along with a state of the art point of sale technology.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01

Competition of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this report is incorporated herein by reference into this Item 2.01

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02

Unregistered sales of equity securities

Pursuant to the Agreement described in Item 1.01, on May 6, 2014 the Company issued an aggregate of 30,000,000 shares of common stock in an unregistered transaction, whereby the common stock issued is restricted under section  5 of the Securities Act of 1933 Rule 144; is hereby incorporated by reference into this Item 3.02.

It did so in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended, as a transaction not involving a public offering, and Rule 506 promulgated thereunder, in view of the absence of a general solicitation, the limited number of offerees and purchasers, and the representations and agreements of the Company in the Agreement.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01

Changes in Control of Registrant

The information set forth under Item 1.01 and Item 3.02 of this report represent a change in control of the Company and are incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director:

On May 2, 2014 Mr. Bobby Orbach resigned as director of the Company. Previous, to this date, Mr. Tom Hemingway resigned as a director and officer of the Company and Mr. Dennis O’Neill resigned as director of the Company

Appointment of New Director:

On May 2, 2014 the Board appointed Mr. Ken Berscht to the Board and appointed the following individuals to serve on our Board of Directors:

Mr. Berscht has had an extensive career in investment banking and finance in the resource field. He has worked worldwide with investors in Europe and Asia as well as North America. Since 2009 Mr. Berscht has worked as vice president of International Enerplus, one of Canada's leading income trusts, managing their offshore branch in Europe. He was the President of Odyssey Management in the Cayman Islands and is a registered Mutual fund administrator in the Cayman Islands. In this position he managed an oil and gas fund for Middle East investors.

Mr. Berscht recently became interim president of a major silver mining company and assisted in raising over 50 million for their operations. He has been sought after as both a director and senior officer in both mining and oil and gas companies in Canada, the United States and Ireland. Mr. Berscht graduated with a degree in Honors Business Administration from the University of Western Ontario. In his years in the investment business he has been qualified with the IDA in Canada as an investment advisor and in the United States as a General Principal with the NYSE. He is a member of the SME and in Europe as an IFA.

Mr. Berscht does not have any family relationship with any other member of the Board or any executive officer of the Company. There are no arrangements or understandings between either Mr. Berscht or any other person pursuant and the Company under which either was selected to serve on the Board of Directors of the Company. There has been no transaction, nor are there any proposed transactions, between the Company and Mr. Berscht that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item  8.01 – Other Events

On May 6, 2014, Board of Directors of the Company authorized a change of address, the new address is:

FORCE FUELS, INC.

10120 South Eastern Ave, Suite 200,

Henderson, Nevada 89052

Item 9.01 – Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Stock Purchase Agreement by and between the Company and Café Serendipity, Inc., dated May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE FUELS, INC.

/s/Ken Berscht

Ken Berscht,

Chief Executive Officer

Date:  June 5, 2014

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